Exhibit 10.7

SECOND AMENDMENT TO MASTER VIDEO LOTTERY TERMINAL CONTRACT

This Second Amendment to Master Video Lottery Contract (the “Second Amendment”) is entered into on the 3rd day of May, 2012 by and between the Division of Lotteries of the Rhode Island Department of Revenue, an agency of the State of Rhode Island (formerly known as the Division of Lotteries of the Rhode Island Department of Administration), with its principal address at 1425 Pontiac Avenue, Cranston, Rhode Island 02920 (the “Division”), and UTGR, Inc., a Delaware corporation with its principal office located at 100 Twin River Road, Lincoln, Rhode Island 02865, as reorganized under the Plan (as defined below) (as so reorganized, “UTGR”), and amends that certain Master Video Lottery Terminal Contract by and between the Division and UTGR dated as of July 18, 2005 (the “Master Contract”) and that certain First Amendment to Master Video Lottery Terminal Contract by and between the Division and UTGR dated November 4, 2011 (the “First Amendment”). The Division and UTGR are referred to herein collectively as the “Parties,” and individually, as a “Party.” This Second Amendment shall take effect as set forth in Section 3 below.

WITNESSETH:

WHEREAS, the Division and UTGR entered into that certain Master Contract dated as of July 18, 2005 and the First Amendment to that Master Contract as of November 4, 2010;

WHEREAS, on June 23, 2009, the Debtors (as defined in the First Amendment) filed voluntary petitions pursuant to chapter 11 of title 11 of the United States Bankruptcy Code (11 U.S.C. §§ 101-1532) with the U.S. Bankruptcy Court for the District of Rhode Island (the “Bankruptcy Court”), jointly administered under case number 09-12418(ANV) (the “Bankruptcy Cases”);

WHEREAS, by order dated June 24, 2010, the plan of reorganization filed by the Debtors in the Bankruptcy Cases (the “Plan”) was confirmed by the Bankruptcy Court;

WHEREAS, during the 2010 legislative session of the Rhode Island General Assembly, the State of Rhode Island enacted into law 2010-H 8157, as amended, entitled “An Act Relating to Authorizing the First Amendments to the Master Video Lottery Terminal Contracts,” signed by the Governor of Rhode Island on May 27, 2010 (the “2010 VLT Contracts Act”);

WHEREAS, pursuant to and in accordance with the 2010 VLT Contracts Act, Section 4.1 of the First Amendment authorized UTGR to conduct a Promotional Points Program as detailed in said Section 4.1;

WHEREAS, during the 2011 legislative session of the Rhode Island General Assembly, the State of Rhode Island enacted into law 2011-H 5894 Substitute A, as amended entitled “An Act Making Appropriations for the Support of the State for the Fiscal Year Ending June 30, 2012” (the ‘‘FY 2012 State Budget”), which FY 2012 State Budget included Article 25, entitled “Article 25, as Amended, Relating to Authorizing State-Operated Casino Gaming at Twin River” attached hereto as Exhibit A (the “2011 Gaming Act”);

WHEREAS, the FY 2012 State Budget was signed by the Governor of Rhode Island on June 30, 2011;

WHEREAS, Section 8 of the 2011 Gaming Act, inter alia, expressly authorized and empowered the· Division to enter into with Twin River a second amendment to the Master Contract for certain specified purposes as set forth in Section 8(a)(i) of the 2011 Gaming Act; and

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the mutual promises, covenants, obligations and conditions herein contained, the Division and UTGR hereby agree as follows:

1.	Definitions and Interpretation.

1.1.	References to the “Agreement” contained in this Second Amendment, the Master Contract and the First Amendment thereto are, or shall be deemed to be, references to the Master Contract, as amended and extended by the First Amendment and this Second Amendment thereto.

1.2.	Any capitalized terms used in this Second Amendment but not defined herein shall have the meaning as defined in the Master Contract and/or First Amendment.

2.	Promotional Points Program.

2.1.	Pursuant to and in accordance with the authorization granted to the Division in Section 8 of the 2011 Gaming Act, Section 4.1 of the First Amendment is hereby amended to add the following provision thereto:

“Notwithstanding the above, commencing in FY 2012, in addition to the Promotional Points Program established in Part A, Section 4(a)(ii) of the 2010 VLT Contracts Act, the Division is authorized to grant approval to UTGR to expend an additional amount of Promotional Points not to exceed seven hundred fifty thousand dollars ($750,000) pursuant to the same terms and conditions authorized by Chapter 16 of the Public Laws of 2010 and this Section 4.1.”

3.	Effective Date.

3.1.	This Second Amendment shall be effective as of the 1st day of July 2011.

4.	Miscellaneous.

4.1.	Except as specifically modified in this Second Amendment, all other terms of the Master Contract and the First Amendment shall remain in full force and effect.

4.2.	This Second Amendment contains the entire agreement by and between the parties and supersedes and replaces all prior understandings or agreements (if any), oral and written , with respect to such subject matter.

4.3.	This Second Amendment may be executed in counterparts, each of which is deemed an original, but when taken together constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused this Second Amendment to be signed by their duly authorized representatives as of the date first set forth above.

UTGR, Inc.	Division of Lotteries

By:	/s/ Craig L. Eaton	By:	/s/ Gerald S. Aubin

Name:	Craig L. Eaton	Name:	Gerald S. Aubin

Title:	Senior VP	Title:	Director

Exhibit A

2011 Gaming Act

article 25 as amended

RELATING TO AUTHORIZING STATE-OPERATED CASINO GAMING AT TWIN

ARTICLE ________

RELATING TO AUTHORIZING STATE-OPERATED CASINO GAMING AT

TWIN RIVER SUBJECT TO STATEWIDE AND LOCAL VOTER APPROVAL

Section 1.   Section 42.61.2-1 of the General Laws in Chapter 42.61.2 entitled “Video Lottery Terminal” is hereby amended to read as follows:

42.61.2-1. Definitions. [Effective June 30, 2019.1 – For the purpose of this chapter, the following words shall mean:

(1)   “Central communication system” means a system approved by the lottery division, linking all video lottery machines at a licensee location to provide auditing program information and any other information determined by the lottery. In addition, the central communications system must provide all computer hardware and related software necessary for the establishment and implementation of a comprehensive system as required by the division. The central communications licensee may provide a maximum of fifty percent (50%) of the video lottery terminals.

(2)   “Licenses video lottery retailer” means a pari-mutuel licensee specifically licensed by the director subject to the approval of the division to become a licensed video lottery retailer.

(3)    “Net terminal income” means currency placed into a video lottery terminal less credits redeemed for cash by players.

(4)   “Pari-mutuel licensee” means an entity licenses and authorized to conduct:

(i)	Dog racing, pursuant to chapter 3.2 of title 41; and/or

(ii)    Jai-alai games, pursuant to chapter 7 of title 41.

(5)   “Technology provider” means any individual, partnership, corporation, or association that designs, manufactures, installs, operates, distributes or supplies video lottery machines or associated equipment for the sale or use in this state.

(6)   “Video lottery games” means lottery games played on video lottery terminals controlled by the lottery division.

(7)   “Video lottery terminal” means any electronic computerized video game machine that, upon the insertion of cash, is available to play a video game authorized by the lottery division, and which uses a video display and microprocessors in which, by chance, the player may receive free games or credits that can be redeemed for cash. The term does not include a machine that directly dispenses coins, cash, or tokens.

(8)   “Casino gaming” means any and all table and casino-style games played with cards, dice or equipment, for money, credit, or any representative of value; including, but not limited to roulette, blackjack, big six, craps, poker, baccarat, pa gov., any banking or percentage game, of any other game or device included within the definition of Class III gaming as that term is defined in Section 2703(8) of Title 25 of the United States Code and which is approved by the state through the division of state lottery.

Section 2.   Chapter 42.61.2 of the General Laws entitled “Video Lottery Terminal” is hereby amended by adding thereto the following section:

42-61.2-2.1. State authorized to operate casino gaming. - (a) State-operated casino gaming shall be authorized at the facility of the licensed video lottery terminal retailer known as “Twin River” located in the town of Lincoln; provided, that the requirements of Article VI, Section 22 of the Rhode Island Constitution are met with respect to said facility at the general election next held after enactment of this section.

(1)   With respect to the “Twin River” facility, the authorization of this section 2.1 shall be effective upon: (i) The certification by the secretary of state that the qualified voters of the state have approved the expansion of gambling at such facility to include casino gaming; and (ii) The certification by the board of canvassers of the town of Lincoln that qualified electors of the town of Lincoln have approved the expansion of gambling at such facility to include casino gaming.

(b)   The general assembly finds that:

(1)    The operation of casino gaming at Twin River will play a critical role in the economy of the state and enhance state and local revenues;

(2)   Pursuant to Article VI, section 15 of the Rhode Island Constitution and the specific powers, authorities and safeguards set forth in subsection (c) herein in connection with the operation of casino gaming, the state shall have full operational control over the specified location at which casino gaming shall be conducted;

(3)   It is in the best interest of the state to have the authorization to operate casino gaming as specified at Twin River; and

(4)   It is in the best interest of the state to conduct an extensive analysis and evaluation of competitive casino gaming operations and thereafter for the general assembly to enact comprehensive legislation during the 2012 legislative session to determine the terms and conditions pursuant to which casino gaming would be operated in the state if it is authorized as set forth herein.

(c)   Notwithstanding the provisions of any other law pursuant to Article VI, Section 15 of the Rhode Island Constitution, the state is authorized to operate, conduct and control casino gaming at Twin River, subject to subsection (a) above. In furtherance thereof, the state, through the division of state lottery and/or the department of business regulation, shall have full operational control to operate the foregoing facility, the authority to make all decisions about all aspects of the functioning of the business enterprise, including, without limitation, the power and authority to;

(1)   Determine the number, type, placement and arrangement of casino gaming games, tables and sites within the facility;

(2)   Establish with respect to casino gaming one or more systems for linking, tracking, deposit and reporting of receipts, audits, annual reports, prohibitive conduct and other such matters, determined from time to time.

(3)   Collect all receipts to casino gaming, require that Twin River collect casino gaming gross receipts in trust for the state through the division of state lottery, deposit such receipts into an account or accounts of its choice, allocate such receipts according to law, and otherwise maintain custody and control over all casino gaming receipts and funds;

(4)   Hold and exercise sufficient powers over Twin River’s accounting and finances to allow for adequate oversight and verification of the financial aspects of casino gaming at the facility, including, without limitation;

(i)   The right to require Twin River to maintain an annual balance sheet, profit and loss statement, and any other necessary information or reports; and

(ii)   The authority and power to conduct periodic compliance or special or focused audits of the information or reports provided, as well as the premises with the facility containing records of casino gaming or in which the business of Twin River’s casino gaming operations are conducted;

(5)   Monitor all casino gaming operations and have the power to terminate or suspend any casino gaming activities in the event of an integrity concern or other threat to the public trust, and in furtherance thereof, require the licensed video lottery retailer to provide a specific area or areas from which to conduct such monitoring activities;

(6)   Define and limit the rules of play and odds of authorized casino gaming games, including, without limitation, the minimum and maximum wages for each casino gaming game;

(7)   Have approval rights over matters relating to the employment of individuals to be involved, directly or indirectly, with the operation of casino gaming at Twin River;

(8)   Establish compulsive gambling treatment programs;

(9)   Promulgate, or propose for promulgation, any legislative, interpretive and procedural rules necessary for the successful implementation, administration and enforcement of this chapter; and

(10)  Hole all other powers necessary and proper to fully effectively execute and administer the provisions of this chapter for its purpose of allowing the state to operate a casino gaming facility through a licensed video lottery retailer hosting said casino gaming on behalf of the State of Rhode Island.

(d)    Subject to subsection (a) above, the state, through the division of state lottery and/or the department of business regulation, may expand Twin River existing video lottery license issued, or issue Twin River a new casino gaming license, to permit casino gaming to the extent authorized by this act.

(e)    Subject to subsection (a) above, all rules and regulations shall be promulgated by the state, through the division of state lottery and the department of business regulation, in accordance with the authority conferred upon the general assembly pursuant to Article VI, Section 15 of the Rhode Island Constitution. In accord therewith, subject to subsection (a) above, the state, through the division of state lottery and/or the department of business regulation, shall have authority to issue such regulations as it deems appropriate pertaining to control, operation and management of casino gaming as specifically set forth in subsections (b) and (c) herein.

Section 3.   Nothing in this act shall abrogate or diminish the powers of the state, through the division of state lottery and/or the department of business regulations, to conduct and control video lottery terminals pursuant to chapter 42-61.2 of the general laws.

Section 4.   Pursuant to Article VI, Section 22 of the Rhode Island Constitution, the following question shall be submitted by the secretary of state to the qualified electors of the state at the next statewide general election, and the secretary of state shall certify the election results:

“Shall an act be approved which would authorize the facility known as “Twin River” in the town of Lincoln to add state-operated casino gaming, such as table games, to the types of gambling it offers?”

Section 5.   Pursuant to Article VI, Section 22 of the Rhode Island Constitution, the following question shall be submitted by the local board of canvassers to the qualified electors of the town of Lincoln at the next statewide general election, and the results thereof shall be certified to the secretary of state:

“Shall an act be approved which would authorize the facility known as “Twin River” in the town of Lincoln to add state-operated casino gaming, such as table games, to the types of gambling it offers?”

Section 6.   Purpose. The purpose of Sections 7 through 10 of this act is to help strengthen the commercial health of the Twin River facility and the Newport Grand facility and project for the people of Rhode Island the public’s share of revenues generated at the Twin River and Newport Grand facilities.

Section 7.   Unless otherwise amended by this Act, the terms, conditions, provisions, and definitions of Chapter 322 and 323 of the Public Laws of 2005 and Chapter 16 of the Public Laws of 2010 are hereby incorporated herein by reference and shall remain in full force and effect.

Section 8.   Authorized Procurement of Second Amendment to the Master Video Lottery Terminal Contract.

(a)    Notwithstanding any provision of the general or public laws or regulations adopted thereunder to the contrary, the division of state lottery is hereby expressly authorized and empowered, to enter into with Twin River and Newport Grand a Second Amendment to the Twin River Master Contract and to the Newport grand Master Contract, for the following purposes and containing the following terms and conditions, all of which shall be set forth in more particular detail in the Second Amendment;

(i)     To provide that the requirements of Part A, Section 4(a)(ii) s to Twin River and Part B, Section (4)(a)(ii) as to Newport Grand be amended to add the following provision thereto: The Division is authorized, in addition to the Promotional Points Program established in Part A, Section 4(a)(ii) and Part B, Section 4(a)(ii), to approve an additional amount of Promotional Points not to exceed seven hundred fifty thousand dollars ($750,000) per facility pursuant to the same terms and conditions authorized by Chapter 16 of the Public Laws of 2010.

(ii)    To provide that the requirements of the following subsection found in Chapter 16 of the Public Laws of 2010, Part B, Section 4(1)(iii)(2) be stricken and removed from the First Amendment to Master Video Terminal Contract, to wit: and (2) the division shall not owe any amount pursuant to said section 4(a)(iii) in any given marketing year unless, pursuant to subsection 42-61.2-7(a), the state has received net terminal income for such marketing year in an amount equal to or exceeding the amount of net terminal income the state received for the state’s fiscal year 2010. The requirements so stricken shall allow the Marketing Program and payments due thereunder to be in effect for fiscal year 2011 pursuant to the terms and conditions set forth in said section.

(b)    All other terms and conditions contained in the First Amendment to Master Video Lottery Terminal Contract shall remain in full force and effect.

Section 9.   Section 42-61.2-7 of the General Laws in Chapter 42-61.2 entitled “Video Lottery Terminal” is hereby amended to read as follows:

42-61.2-7. Division of revenue. [Effective June 30, 2009 and expires June 30, 2011.] —(a) Notwithstanding the provisions of section 42-61-15, the allocation of net terminal income derived from video lottery games is as follows:

(1)    For deposit in the general fund and to the state lottery division fund for administrative purposes: Net terminal income not otherwise disbursed in accordance with subdivisions (a)(2) — (a)(6) herein;

(i)     Except for the fiscal year ending June 30, 2008, nineteen one hundredths of one percent (0.19%) up to a maximum of twenty million dollars ($20,000,000) shall be equally allocated to the distressed communities as defined in section 45-13-12 provided that no eligible community shall receive more than twenty-five percent (25%) of that community’s currently enacted municipal budget as its share under this specific subsection. Distributions made under this specific subsection are supplemental to all other distributions made under any portion of general laws section 45-13-12. for the fiscal year ending June 30, 2008 distributions by community shall be identical to the distributions made in the fiscal year ending June 30, 2007 and shall be made from general appropriations. For the fiscal year ending June 30, 2009, the total state distribution shall be the same total amount distributed in the fiscal year ending June 30, 2009 and shall be made from general appropriations, provided however that $784,458 of the total appropriation shall be distributed equally to each qualifying distressed community.

(ii)    Five one hundredths of one percent (0.05%) up to a maximum of five million dollars ($5,000,000) shall be appropriated to property tax relief to fully fund the provisions of section 44-33-2.1. The maximum credit defined in subdivision 44-33-0(2) shall increase to the maximum amount to the nearest five dollar ($5.00) increment within the allocation until a maximum credit of five hundred dollars ($500) is obtained. In no event shall the exemption in any fiscal year be less than the prior fiscal year.

(iii)   One and twenty-two one hundredths of one percent (1.22%) to fund section 44.34.1-1, entitled “Motor Vehicle and Trailer Excise Tax Elimination Act of 1998” to the maximum amount to the nearest two hundred fifty dollar ($250) increment within the allocation. In no event shall the exemption in any fiscal year be less than the prior fiscal year.

(iv)   Except for the fiscal year ending June 30, 2008, ten one hundredths of one percent (0.10%) to a maximum of ten million dollars ($10,000,000) for supplemental distribution to communities not included in paragraph (a)(1(i) above distributed proportionately on the basis of general revenue sharing distributed for that fiscal year. For the fiscal year ending June 30, 2008 distributions by community shall be identical to the distributions made in the fiscal year ending June 30, 2007 and shall be made from general appropriations. For the fiscal year ending June 30, 2009, no funding shall be disbursed. For the fiscal year ending June 30, 2010 and thereafter, funding shall be determined by appropriation.

(2)    To the licensed video lottery retailer;

(a)    (i)   Prior to the effective date of the NGJA Master Contract, Newport Jai Ali twenty-six percent (26%) minus three hundred eighty four thousand nine hundred ninety-six dollars ($384,996);

(ii)    On and after the effective date of the NGJA Master Contract, to the licensed video lottery retailer who is a party to the NGJA Master Contract, all sums due and payable under said Master Contract minus three hundred eighty four thousand nine hundred ninety-six dollars (384,996).

(b)    (i)   Prior to the effective date of the UTGR Master Contract, to the present licensed video lottery retailer at Lincoln Park which is not a party to the UTGR Master Contract, twenty-eight and eighty-five one hundredths percent (28.85%) minus seven hundred sixty-seven thousand six hundred eighty-seven dollars ($767,687);

(ii)    On and after the effect date of the UTGR Master Contract, to the licensed video lottery retailer who is a party to UTGR Master Contract, all sums due and payable under said Master Contract minus seven hundred sixty-seven thousand six hundred eighty-seven dollars ($767,687).

(3)    (i)   To the technology providers who are not a party to the GTECH Master Contract as set forth and referenced in Public Law, 2003, Chapter 32, seven percent (7%) of the net terminal income of the provider’s terminals: in addition thereto, technology providers who provide premium or licensed proprietary content or those games that have unique characteristics such as 3D graphics, unique math game play features or merchandising elements to video lottery terminals may receive incremental compensation, either in the form of a daily fee or to an increased percentage, if all of the following criteria are met;

(A)	A licensed video lottery retailer has requested the placement of premium or licensed proprietary content at its licensed video lottery facility;

(B)   The division of lottery has determined in its sole discretion that the request is likely to increase net terminal income or is otherwise important to preserve or enhance the competiveness of the licensed video lottery retailer;

(C)   After approval of the request by the division of lottery, the total number of premium or licensed property content video lottery terminals does not exceed ten percent (10%) of the total number of video lottery terminals authorized at the respective licensed video lottery retailer, and

(D)   All incremental costs are shared between the division and the respective licensed video lottery retailer based upon their proportionate allocation of net terminal income. The division of lottery is hereby authorized to limited agreements with the licensed video lottery retailers or the technology providers, as applicable, to effect the intent herein.

(ii)    TO contractors who are a party to the Master Contract as set forth and referenced in Public Law 2003, Chapter 32, all sums due and payable under said Master Contract;

(iii)   Notwithstanding paragraphs (i) and (ii) above, there shall be subtracted proportionately from the payments to technology providers the sum of six hundred twenty-eight thousand seven hundred thirty-seven dollars ($628,737);

(4)    To the city of Newport one and one hundredth percent (1.01%) of net terminal income of authorized machines at Newport Grand except that effective November 9, 2009, the allocation shall be one and two tenths percent (1.2%) of net terminal income of authorized machines at Newport Grand for each week the facility operates video lottery games on a twenty-four (24) hour basis for all eligible hours authorized and to the town of Lincoln one and twenty-six hundredths percent (1.26%) of net terminal income of authorized machines at Lincoln Par except that effective November 9, 2009, the allocation shall be one and forty-five hundredths percent (1.45%) of net terminal income of authorized machines at Lincoln Park for each week the facility operates video lottery games on a twenty-four (24) hour basis for all eligible hours authorized;

(5)    To the Narragansett Indian Tribe, seventeen hundredths of one percent (0.17%) of net terminal income of authorized machines at Lincoln Park up to a maximum of ten million dollars ($10,000,000) per year, which shall be paid to the Narragansett Indian Tribe for the account of a Tribal Development Fund to be used for the purpose of encouraging and promoting: home ownership and improvement, elderly housing, adult vocational training; health and social services; childcare; natural resource protection; and economic development consistent with state law. Provided, however, such distribution shall terminate upon the opening of any gamily facility in which the Narragansett Indians are entitled to any payments or other incentives; and provided further, any monies distributed hereunder shall not be used for, or spent on previously contracted debts; and

(6)    Unclaimed prizes and credits shall remit to the general fund of the state;

(7)    Payments into the state’s general fund specified in subdivisions (a)(1) and (a)(6) shall be made on an estimated monthly basis. Payment shall be made on the tenth day following the close of the month except for the last month when payment shall be on the last business day.

(c)    Notwithstanding the above, the amounts payable by the Division to UTGR related to the Marketing Program shall be paid on a frequency agreed by the division, but no less frequently than annually.

(d)    Notwithstanding anything in this chapter 61.2 of this title 42 to the contrary, the Director is authorized to fund the Marketing Program as described above in regard to the First Amendment to the UTGR Master Contract.

(e)    Notwithstanding the above, the amounts payable by the Division to Newport Grand related to the Marketing Program shall be paid on a frequency agreed by the Division, but no less frequently than annually.

(f)     Notwithstanding anything in this chapter 61.2 of this title 42 to the contrary, the Director is authorized to fund the Marketing Program as described above in regard to the First Amendment to the Newport Grand Master Contract.

42-61.2-7. Division of revenue. [Effective June 30, 2011.] — (a) Notwithstanding the provisions of section 42-61-15, the allocation of net terminal income derived from video lottery games is as follows:

(1)    For deposit in the general fund and to the state lottery division fund for administrative purposes: Net terminal income not otherwise disbursed in accordance with subdivisions (a)(2); — (a)(6) herein:

(i)     Except for the fiscal year ending June 30, 2008, nineteen one hundredths of one percent (0.19%) up to a maximum of twenty million dollars ($20,000,000) shall be equally allocated to the distressed communities as defined in section 45-13-12 provided that no eligible community shall receive more than twenty-five percent (25%) of that community’s currently enacted municipal budget as its share under this specific subsection. Distributions made under this specific subsection are supplemental to all other distributions made under any portion of general laws section 45-13-12. For the fiscal year ending June 30, 2008 distributions by community shall be identical to the distributions made in the fiscal year ending June 30, 2007 and shall be made from general appropriations. For the fiscal year ending June 30, 2009, the total state distribution shall be the same total amount distributed in the fiscal year ending June 30, 2008 and shall be made from general appropriations. For the fiscal year ending June 30, 2010, the total state distribution shall be the same total amount distributed in the fiscal year ending June 30, 2009 and shall be made from general appropriations, provided however that $784,458 of the total appropriation shall be distributed equally to each qualifying distressed community.

(ii)    Five one hundredths of one percent (0.05%) up to a maximum of five million dollars ($5,000,000) shall be appropriated to property tax relief to fully fund the provisions of section 44-33-2.1. The maximum credit defined in subdivision 44-33-0(2) shall increase to the maximum amount to the nearest five dollar ($5.00) increment within the allocation until a maximum credit of five hundred dollars ($500) is obtained. In no event shall the exemption in any fiscal year be less than the prior fiscal year.

(iii)   One and twenty-two one hundredths of one percent (1.22%) to fund section 44-34.1-1, entitled “Motor Vehicle and Trailer Excise Tax Elimination Act of 1998”, to the maximum amount to the nearest two hundred fifty dollar ($250) increment within the allocation. In no event shall the exemption in any fiscal year be less than the prior fiscal year.

(iv)   Except for the fiscal year ending June 30, 2008, ten one hundredths of one percent (0.10%) to a maximum of ten dollars ($10,000,000) for supplemental distribution to communities not included in paragraph (a)(1)(i) above distributed proportionately on the basis of general revenue sharing distributed for that fiscal year. For the fiscal year ending June 30, 2008 distributions by community shall be identical to the distributions made in the fiscal year ending June 30, 2008 and shall be made from general appropriations. For the fiscal year ending June 30, 2009, no funding shall be disbursed. For the fiscal year during June 30, 2010 and thereafter, funding shall be determined by appropriation.

(2)    To the licensed video lottery retailer:

(a)    (i) Prior to the effective date of the NGJA Master Contract, Newport Jai Ali twenty-six percent (26%) minus three hundred eighty four thousand nine hundred ninety-six dollars ($384,996);

(ii)    On and after the effective date of the NGJA Master Contract, to the licensed video lottery retailer who is a party to the NGJA Master Contract, all sums due and payable under said Master Contract minus three hundred eighty four thousand nine hundred ninety-six dollars ($384,996);

(b)    (i) Prior to the effective date of the UTGR Master Contract, to the present licensed video lottery retailer at Lincoln Park which is not a party to the UTGR Master Contract, twenty-eight and eighty-five one hundredths percent (28.85%) minus seven hundred sixty-seven thousand six hundred eighty-seven dollars ($767,687);

(ii)    On and after the effective date of the UTGR Master Contract, to the licensed video lottery retailer who is a party to the UTGR Master Contract, all sums due and payable under said Master Contract minus seven hundred sixty-seven thousand six hundred eighty-seven dollars ($767,687).

(3)    (i) To the technology providers who are not a party to the GTECH Master Contract as set forth and referenced in Public Law 2003, Chapter 32, seven percent (7%) of the net terminal income of the provider’s terminals; in addition thereto, technology providers who provide premium or licensed proprietary content or those games that have unique characteristics such as 3D graphics, unique math game play features or merchandising elements to video lottery terminals may receive incremental compensation, either in the form of a daily fee or as an increased percentage, if all of the following criteria are met.

(A)   A licensed video lottery retailer has requested the placement of premium or licensed proprietary content at its licensed video lottery facility;

(B)   The divisions of lottery has determined in its sole discretion that the request is likely to increase net terminal income or is otherwise important to preserve or enhance the competiveness of the licensed video lottery retailer;

(C)   After approval of the request by the division of lottery, the total number of premium or licensed property content video lottery terminals does not exceed ten percent (10%) of the total number of video lottery terminals authorized at the respective licensed video lottery retailer; and

(D)   All incremental costs are shared between the division and the respective licensed video lottery retailer based upon their proportionate allocation of net terminal income. The division of lottery is hereby authorized to amend agreements with the licensed video lottery retailers, or the technology providers, as applicable, to effect the intent herein.

(ii)    To contractors who are a party to the Master Contract as set forth and referenced in Public Law 2003, Chapter 32, all sums due and payable under said Master Contract;

(iii)   Notwithstanding paragraphs (i) and (ii) above, there shall be subtracted proportionately from the payments to technology providers the sum of six hundred twenty-eight thousand seven hundred thirty-seven dollars ($628,737);

(4)    To the city of Newport one and one hundredth percent (1.01%) of net terminal income of authorized machines at Newport Grand except that effective November 9, 2009 until June 30, 2012, the allocation shall be one and two tenths percent (1.2%) of net terminal income of authorized machines at Newport Grand for each week the facility operates video lottery games on a twenty-four (24) hour basis for all eligible hours authorized and to the town of Lincoln one and twenty-six hundredths percent (1.26%) of net terminal income of authorized machines at Lincoln Park except that effective November 9 2009 until June 303, 2012, the allocation shall be one and forty-five hundredths percent (1.45%) of net terminal income of authorized machines at Lincoln Park for each week the facility operates video lottery games on a twenty-four (24) basis for all eligible hours authorized; and

(5)   To the Narragansett Indian Tribe, seventeen hundredths of one percent (0.1%) of net terminal income of authorized machines at Lincoln Park up to a maximum of ten million dollars ($10,000,000) per year, which shall be paid to the Narragansett Indian Tribe for the account of a Tribal Development Fund to be used for the purpose of encouraging and promoting: home ownership and improvement, elderly housing, adult vocational training; health and social services; childcare; natural resource protection; and economic development consistent with state law. Provided, however, such distribution shall terminate upon the opening of any gaming facility in which the Narragansett Indians are entitle to any payments or other incentives; and provided further, any monies distributed hereunder shall not be used for, or spent on previously contracted debts; and

(6)    Unclaimed prizes and credits shall remit to the general fund of the state; and

(7)    Payments into the state’s general fund specified in (a)(1) and (a)(6) shall be made on an estimated monthly basis. Payment shall be made on the tenth day following the close of the month except for the last month when payment shall be on the last business day.

(c)    Notwithstanding the above, the amounts payable by the Division to UTGR related to the Marketing Program shall be paid on a frequency agreed by the Division, but no less frequently than annually.

(d)    Notwithstanding anything in this chapter 61.2 of this title 42 to the contrary, the Director is authorized to fund the Marketing Program as described above in regard to the First Amendment to the UTGR Master Contract.

(e)     Notwithstanding the above, the amounts payable by the Division to Newport Grand related to the Marketing Program shall be paid on a frequency agreed by the Division, but no less frequently than annually.

(f)     Notwithstanding anything in this chapter 61.2 of this title 42 to the contrary, the Director is authorized to fund the Marketing Program as described above in regard to the First Amendment to the Newport Grand Master Contract.

Section 10. This Article shall take effect upon passage.

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